UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2010

EF Johnson Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

Merger Agreement

On May 15, 2010, EF Johnson Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FP-EF Holding Corporation, a Delaware corporation (“Parent”), and FP-EF Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (“Surviving Corporation”) and as a wholly-owned subsidiary of Parent.  Parent is a corporation controlled by Francisco Partners II, L.P.

At the effective time, and as a result of the Merger, each issued and outstanding share of the Company’s common stock (including each restricted stock unit, which will fully vest, but excluding any shares of common stock owned by the Company or its subsidiaries) will be cancelled and converted into the right to receive $1.05 in cash, without interest, payable by Parent. The closing price of the Company’s common stock on May 14, 2010, the latest trading day prior to announcement of the Merger Agreement, was $1.03. Each outstanding option to purchase Company stock and stock settled appreciation right (“SSAR”) (whether vested or unvested) will be cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $1.05 over the exercise price of such option or SSAR, without interest.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period. In addition, the Company made certain other customary covenants, including, among others, covenants, subject to certain exceptions, (A) to cause a stockholders meeting to be held to consider adopting the Merger Agreement, (B) for its Board of Directors to unanimously recommend adoption by the Company’s stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement and to include such recommendation in any solicitation of votes from the Company’s stockholders, (C) not to solicit proposals relating to alternative business combination transactions and (D) not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.  In addition to other exceptions, the restrictions in the preceding clauses (B) and (C) are subject to a “fiduciary out” provision that allows the Company under certain circumstances to provide information to, participate in negotiations and discussions with, and enter into an alternative business combination transaction with a third party.

Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of the Company’s stockholders, (ii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, if applicable, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject to certain exceptions, the accuracy of representations and warranties with respect to the Company’s business and compliance by the Company with its covenants contained in the Merger Agreement and (v) stockholders owning no more than 10% of the Company’s outstanding common stock dissenting from the Merger and seeking appraisal rights.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $1,000,000 and/or reimburse certain out-of-pocket expenses up to $1.0 million.  Additionally, the Company’s only recourse if Parent breaches the Merger Agreement or the Company terminates the Merger Agreement in certain circumstances is the right to receive a reverse termination fee from Parent of $2,000,000 and up to $1.0 million in certain of the Company’s out-of-pocket expenses.  The Company cannot seek equitable relief to enforce Parent to consummate the Merger.

Parent and Merger Sub have represented and warranted that they will have sufficient financing to consummate the Merger and there is no financing condition to closing.  Additionally, Francisco Partners II, L.P. and Francisco Partners Parallel Fund II, L.P., affiliates of Parent, have delivered to the Company a limited guarantee with respect to the payment of the Parent Termination Fee and out-of-pocket expenses of the Company.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by this reference.

Amendment to Loan Agreement

On May 15, 2010, EF Johnson Technologies, Inc. (the “Company”) entered into a Seventh Amendment (the “Seventh Amendment”) effective as of May 15, 2010, to our Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Lender”) to extend the maturities of the Loan Agreement to allow the Company to consummate the Merger.

Under the terms of the Seventh Amendment, the Lender extended the maturities of the loans governed and secured by the Loan Agreement until August 31, 2010, and waived compliance with certain financial covenants contained in the Loan Agreement for the Company’s fiscal quarter ending June 30, 2010, on a one-time basis.   In consideration of the Lender’s agreement, the Company

agreed to pay down the outstanding principal balance of the $15.0 million term loan portion of the Loan Agreement to $5.0 million on June 17, 2010.  Under the terms of the Seventh Amendment, the Company may authorize the Lender to apply funds held by the Lender in a pledged account in reduction of the outstanding principal balance, provided that the balance remaining in the pledged account cannot be reduced below $750,000. On June 17, 2010, the amount contained in the pledged account will total $6.5 million.

The parties further amended the Loan Agreement to increase the revolving line of credit from $3.75 million to $6.0 million effective June 17, 2010.  All future advances under the Loan Agreement will continue to be subject to the Lender’s discretion.  The Seventh Amendment further requires the Company to continue to provide additional financial reporting to the Lender on a monthly basis through the maturity of the loans.

In connection with the Seventh Amendment, the Company entered into a Sixth Amendment to the Revolving Note (the “Revolving Note Amendment”), and a Fourth Amendment to Term Note (the “Term Note Amendment”).

In connection with the Seventh Amendment, the Company agreed to pay Lender a one time fee in the amount of $31,825 on or before June 30, 2010, which fee is in addition to any fees previously required by the Lender, including, without limitation, the fees required under the terms of the Sixth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 1, 2010.

Copies of the Seventh Amendment, the Revolving Note Amendment and the Term Note Amendment are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The information set forth herein is qualified by the terms of the Seventh Amendment, the Revolving Note Amendment and the Term Note Amendment.

Item 7.01              Regulation FD Disclosure.

On May 17, 2010, the Company disseminated a memorandum to its employees discussing the announcement of the signing of the Merger Agreement.  A copy of the memorandum is attached hereto as Exhibit 99.1 and incorporated into this report by this reference.

Item 8.01              Other Events

On May 17, 2010, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibits 99.2 and incorporated into this report by this reference.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, including, without limitation: the ability to obtain regulatory approvals of the acquisition on the proposed terms and schedule; the failure of the Company’s stockholders to approve the acquisition; the risk that the acquisition may not be completed in the time frame expected by the parties or at all; the risk that the businesses will not be integrated successfully; and disruptions from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are described in the Company’s reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attention: Investor Relations.

Participants in the Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 31, 2010 and its Form 10-K/A filed with the SEC on April 30, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

*        Certain exhibits and schedules have been omitted, and EF Johnson Technologies, Inc. agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated May 15, 2010, by and among EF Johnson Technologies, Inc., FP-EF Holding Corporation and FP-EF Corporation.*

10.1

Seventh Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of May 15, 2010.

10.2	Sixth Amendment to Revolving Note by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of May 15, 2010.

10.3	Fourth Amendment to Term Note by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of May 15, 2010.

99.1	Memorandum to EF Johnson Technologies, Inc. employees, transmitted May 17, 2010

99.2	Press release issued jointly by EF Johnson Technologies, Inc. and Francisco Partners, dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF JOHNSON TECHNOLOGIES, INC.

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. Vice President and General Counsel

Date: May 17, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated May 15, 2010, by and among EF Johnson Technologies, Inc., FP-EF Holding Corporation and FP-EF Corporation. *

10.1

Seventh Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of May 15, 2010.

10.2	Sixth Amendment to Revolving Note by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of May 15, 2010.

10.3	Fourth Amendment to Term Note by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of May 15, 2010.

99.1	Memorandum to EF Johnson Technologies, Inc. employees, transmitted May 17, 2010

99.2	Press release issued jointly by EF Johnson Technologies, Inc. and Francisco Partners, dated May 17, 2010

*        Certain exhibits and schedules have been omitted, and EF Johnson Technologies, Inc. agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.